Exhibit 4.12

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 18, 2016, by and between Triumph Group, Inc., a Delaware corporation (the “Issuer”), the guarantors signatory hereto (the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) under the Indenture (as defined below).
WITNESSETH:
WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of February 26, 2013, providing for the issuance of the Issuer’s 4.875% Senior Notes due 2021 (the “Notes”);
WHEREAS, pursuant to Section 9.2 of the Indenture, the Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture;
NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Section 1.Definitions. All capitalized terms used in this Supplemental Indenture not defined herein shall have the same meanings ascribed to them in the Indenture.
Section 2.Amendments. The Indenture is hereby amended as follows:
(a)The following clauses in the definition of “Permitted Debt” in Section 1.1 of the Indenture are hereby amended as follows:
(i)    Debt Incurred pursuant to any Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $1,625.0 million minus any amount used to permanently repay such Obligations (or permanently reduce commitments with respect thereto), provided that such repayment is made pursuant to Section 4.10;
(x)    Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $150.0 million in the aggregate;
(xiv)    Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $150.0 million at any time outstanding;
(b)The following clause in the definition of “Permitted Liens” in Section 1.1 of the indenture is hereby amended as follows:
(a)    Liens on the assets of the Company, any Guarantor or any Receivable Subsidiary which secure Obligations incurred under Credit Facilities in an

Exhibit 4.12

aggregate principal amount not to exceed the greater of (i) $1,625.0 million and (ii) the Secured Debt Cap;
Section 1.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore and hereafter authenticated and delivered shall be bound hereby.
Section 2.Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 3.Trustee Makes No Representation. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.
Section 4.Counterparts. This Supplemental Indenture may be executed in various counterparts which together will constitute one and the same document. This Supplemental Indenture is an amendment supplemental to the Indenture and this Supplemental Indenture will henceforth be read together.

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Exhibit 4.12

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.
TRIUMPH GROUP, INC.
By: /s/Jeffrey L. McRae

Name:	Jeffrey L. McRae

Title:	SVP and CFO
GUARANTORS:
NU-TECH BRANDS, INC.
TRIUMPH BRANDS, INC.
TRIUMPH GROUP ACQUISITION CORP.
By: /s/Jeffrey L. McRae

Name:	Jeffrey L. McRae

Title:	President and Treasurer
TRIUMPH STRUCTURES - EAST TEXAS, INC.
TRIUMPH INTEGRATED AIRCRAFT INTERIORS, INC.
TRIUMPH INSULATION SYSTEMS, LLC
TRIUMPH STRUCTURES - LONG ISLAND, LLC
TRIUMPH AEROSPACE SYSTEMS - NEWPORT NEWS, INC.
TRIUMPH ACCESSORY SERVICES - GRAND PRAIRIE, INC.
TRIUMPH FABRICATIONS - FORT WORTH, INC.
TRIUMPH FABRICATIONS - HOT SPRINGS, LLC
TRIUMPH PROCESSING, INC.
TRIUMPH ACTUATION SYSTEMS - VALENCIA, INC.
TRIUMPH ACTUATION SYSTEMS, LLC
TRIUMPH ACTUATION SYSTEMS - CONNECTICUT, LLC
HT PARTS, L.L.C.
TRIUMPH STRUCTURES - KANSAS CITY, INC.
TRIUMPH AEROSPACE SYSTEMS GROUP, LLC
TRIUMPH AFTERMARKET SERVICES GROUP, LLC
TRIUMPH AIRBORNE STRUCTURES, LLC

Exhibit 4.12

TRIUMPH AVIATIONS INC.
TRIUMPH FABRICATIONS - SAN DIEGO, INC.
TRIUMPH COMPOSITE SYSTEMS, INC.
TRIUMPH CONTROLS, LLC
TRIUMPH ENGINEERED SOLUTIONS, INC.
TRIUMPH ENGINEERING SERVICES, INC.
TRIUMPH GEAR SYSTEMS, INC.
TRIUMPH GEAR SYSTEMS - MACOMB, INC.
TRIUMPH GROUP ACQUISITION HOLDINGS, INC.
TRIUMPH STRUCTURES - LOS ANGELES, INC.
TRIUMPH THERMAL SYSTEMS, LLC
TRIUMPH TURBINE SERVICES, INC.
TRIUMPH STRUCTURES - WICHITA, INC.
TRIUMPH INTERIORS, LLC
TRIUMPH FABRICATIONS - ORANGEBURG, INC. (F/K/A TRIUMPH FABRICATIONS - ST. LOUIS, INC.)
VAC INDUSTRIES, INC.
TRIUMPH STRUCTURES - EVERETT, INC.
TRIUMPH AEROSTRUCTURES, LLC
TRIUMPH AEROSTRUCTURES HOLDINGS, LLC
TRIUMPH PROCESSING - EMBEE DIVISION, INC.
TRIUMPH AEROSTRUCTURES REAL ESTATE INVESTMENT CO., LLC
TRIUMPH ENGINE CONTROL HOLDINGS, INC.
TRIUMPH ENGINE CONTROL SYSTEMS, LLC
TRIUMPH INVESTMENT HOLDINGS, INC.
TRIUMPH ACTUATION SYSTEMS - YAKIMA, LLC
TRIUMPH AEROSTRUCTURES - TULSA, LLC
MEP NAAS, INC.
TRIUMPH AVIATION SERVICES - NAAS DIVISION, INC.
TRIUMPH THERMAL SYSTEMS - MARYLAND, INC.
By: /s/Jeffrey L. McRae

Name:	Jeffrey L. McRae

Title:	Vice President and Treasurer

Exhibit 4.12

THE TRIUMPH GROUP OPERATIONS, INC.
By: /s/Jeffrey L. McRae

Name:	Jeffrey L. McRae

Title:	SVP, CFO and Treasurer

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

By: /s/George J. Rayvis

Name:	George J. Rayzis

Title:	Vice President

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